UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of Earliest Event Reported)
September 8, 2010

General Growth Properties, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-11656	42-1283895
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification
incorporation)		Number)

110 N. Wacker Drive, Chicago, Illinois 60606
(Address of principal executive offices) (Zip Code)

(312) 960-5000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02             DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(c)  On September 8, 2010, General Growth Properties, Inc. (the “Company”) entered into Amended and Restated employment agreements (the “Agreements”) with Adam S. Metz, the Company’s Chief Executive Officer, and Thomas H. Nolan, Jr., the Company’s President and Chief Operating Officer.

The Agreements are effective as of the earlier of the effective date of the Company’s plan of reorganization and January 1, 2011 (the “Effective Date”) and amend and restate the existing employment agreements dated November 2, 2008 as amended March 6, 2009.  The Agreements have a fixed one-year term (the “Term”) and provide for a base salary of $1,500,000 for Mr. Metz and $1,250,000 for Mr. Nolan.  In addition, the Agreements provide that Messrs. Metz and Nolan shall continue to participate in the 2010 Cash Value Added Incentive Compensation Plan and commencing with the first fiscal year on or after the Effective Date, are eligible to participate in the Company’s annual bonus plan in effect with a target bonus opportunity of $3,000,000 and $2,400,000, respectively (the “Target Annual Bonus”).

Pursuant to the Agreements, Messrs. Metz and Nolan will be granted 125,000 and 100,000 shares of restricted common stock, respectively, as of the Effective Date.  The restricted stock will vest in its entirety on the first anniversary of the grant date.

If the Company terminates either Mr. Metz’s or Mr. Nolan’s employment without “cause” during the Term, then the terminated executive is eligible (subject to execution of a release in favor of the Company) to receive base salary through the termination date, a lump sum payment of a pro-rata amount of such executive’s Target Annual Bonus, a lump sum payment equal to seventy five percent of the sum of executive’s base salary through the end of the Term and the Target Annual Bonus, vesting of the restricted stock, and continuation of medical benefits through the eighteen month anniversary of the termination date.

The Agreements also provide for a gross-up payment for certain excise taxes under Section 4999 of the Internal Revenue Code, subject to stated limits in the Agreements.

The above description of the Agreements is qualified in its entirety by reference to the Agreements by and among the Company, GGP Limited Partnership and each of Messrs. Metz and Nolan, which are attached as exhibits 10.1 and 10.2 hereto and are hereby incorporated by reference.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

Exhibit No.	Description

10.1	Employment Agreement dated as of September 8, 2010 by and among the Company, GGP Limited Partnership and Adam S. Metz.

10.2	Employment Agreement dated as of September 8, 2010 by and among the Company, GGP Limited Partnership and Thomas H. Nolan, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL GROWTH PROPERTIES, INC.

	By:	/s/ Edmund Hoyt
Edmund Hoyt
Senior Vice President

Date: September 10, 2010

EXHIBIT INDEX

Exhibit Number	Name

10.1	Employment Agreement dated as of September 8, 2010 by and among the Company, GGP Limited Partnership and Adam S. Metz.

10.2	Employment Agreement dated as of September 8, 2010 by and among the Company, GGP Limited Partnership and Thomas H. Nolan, Jr.